Exhibit 32

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, L. Charles Moncla, Jr., Chairman and Chief Executive Officer of Platinum Energy Solutions, Inc., a Nevada corporation (the “Company”), and J. Clarke Legler, II, Chief Financial Officer and Secretary of the Company, hereby certifies that, to his knowledge:

(1) the Company's report on Form 10-Q for the quarter ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 17, 2012

By:	/s/ L. CHARLES MONCLA, JR.
L. Charles Moncla, Jr. Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ J. CLARKE LEGLER, II
J. Clarke Legler, II Chief Financial Officer and Secretary (Principal Financial Officer)